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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OR OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 29, 2000
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                                 IMMUNOGEN, INC.
             (Exact name of registrant as specified in its charter)


   MASSACHUSETTS                0-17999              04-2987600
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   (State or other           (Commission            (IRS Employer
   jurisdiction of           File Number)          Identification No.)
   incorporation)


                     128 SIDNEY STREET, CAMBRIDGE, MA 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 995-2500
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ITEM 5.  OTHER EVENTS.

On September 29, 2000, ImmunoGen, Inc. (the "Company") and MorphoSys AG, a German biotechnology company based in Munich/Martinsried ("MorphoSys ") signed a Collaboration and License Agreement pursuant to which they will collaborate in the discovery and development of human antibodies for the treatment of cancer.

In the collaboration, MorphoSys will apply its HuCAL-Fab technology to discover and optimize fully human antibodies against an ImmunoGen cell surface target associated with a number of forms of cancer. ImmunoGen will be responsible for developing one or more antibodies generated by MorphoSys into a marketable product. Under the Agreement, MorphoSys will receive a technology access payment, as well as development-related milestone payments and royalties on marketed products.

The Agreement and the press release are filed as Exhibits to this Form 8-K. The summary of the Agreement set forth above is qualified in its entirety by the more detailed information contained in the Exhibits, and the information contained in the Agreement is incorporated herein by reference.
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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

         *10.1 Collaboration and License Agreement dated as of September 29, 2000 between the Company and MorphoSys

         99.1     The Company's Press Release dated October 2, 2000.

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* Portions of this Exhibit were omitted and have been filed separately with the
Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ImmunoGen, Inc.
                                  (Registrant)

Date: October 10, 2000            /s/ Mitchel Sayare
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                                  Mitchel Sayare
                                  Chief Executive Officer
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EXHIBIT INDEX

       Exhibit
        Number              Description

         *10.1 Collaboration and License Agreement dated as of September 29, 2000 between the Registrant and MorphoSys

         99.1     The Company's Press Release dated October 2, 2000.

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* Portions of this Exhibit were omitted and have been filed separately with the
Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934